U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report February 18, 2014

UNIVERSAL RESOURCES
(Exact Name of registrant as specified in its Charter)

Nevada	0-30520	98-05327255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3126 South Boulevard, Suite 264, Edmond, OK 73013
       (Address of principal executive offices)  (Zip Code)

Registrant’s telephone number (405-285-5916)

Global Immune Technologies, Inc.
110 Main Street, Suite 201
Burlington, VT  05401
(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240-13e-4(c ))

Item 1.01                               Entry into a Material Definition Agreement

Universal Resources, (the ”Company”) a Nevada corporation, formerly known as Global Immune Technologies Inc, entered into a Securities Exchange Agreement effective as of February 3, 2014, to acquire  no less than 70% of the issued and outstanding stock of Meekom Gold Exchange and Refinery Corp. Limited, (“Meekom”) a Solomon Islands, registered corporation, from the Meekom shareholders  (“Meekom Transaction”) in exchange for  Convertible Preferred Stock (“Preferred Stock”).    At the Closing of the Meekom Transaction on February 18, 2014, the Company  declared a 10 to 1 reverse  stock split.  The Preferred Stock to be issued to the Meekom shareholders will have a 9 to 1 voting rights and conversion ratio.  The Preferred Stock will not be convertible until after Finra approval is received therefor.

In connection with the Meekom Transaction, the Company reincorporated in Nevada under the new name Universal Resources.  Both the name change and reverse stock split will not be recognized or effective for trading purposes on the OTC Markets until each is approved by Finra and a new trading symbol is issued.  Until such time that Finra approval is received, the Company’s  common stock will continue to trade under the symbol “GIMU” .

Item 2.01                               Completion of Acquisition or Disposition of Assets

See response to Item 1.01 above.  The transaction  closed, effective as of February 18, 2014.

Item 3.02                               Unregistered Sales of Equity Securities

(a)   Effective  at the Closing February 18, 2014, the Company issued 22,098,380 shares of its Series  A Convertible Preferred Stock in exchange for all of the outstanding shares of Meekom.  See Item 1.01. above.

(b)   N/A

(c)   See 3.02 (a) and Item 1.01 above.

(d)   Exemption claimed under Section 4(2) under the Securities Act .  The Preferred Stock is being issued in a transaction not involving a public offering.  Each recipient of the Preferred Stock has represented to the Company that he or she is an “accredited investor” as that term is defined under Section 5.01 of the Securities Act.  See Section 2.07 through Section 2.11 of the SEA, attached as Exhibit No. 10.1 attached to the Form 8-K.

(e)   Upon receipt of the approval of the transaction by Finra, each share of the Preferred Stock is convertible into nine (9) shares of Common Stock.

Item 5.01                               Change in Control of Registrant

(1)	All of the Meekom Shareholders. See Item 1.01 above.
(2)	See Item 1.01 above.
(3)	The Meekom Shareholders will own, in the aggregate, approximately 90% of the Company’s outstanding securities.
(4)	The common stock of Meekom was exchanged for the Company’s Preferred Stock.
(5)	N/A
(6)	The Company.
(7)	None.
(8)	N/A

(b)	None.

Item 5.02                               Departure of Director or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of certain officers.

(1)
5.02(d)(1)      Michael Holbrook, David Frank, Tyler Holbrook and David Wolf were appointed directors effective on February 18, 2014, in connection with the Meekom Transaction.    Stewart Sytner was re-appointed a director.  Jeffrey Bruhyell was not re-appointed a director.  See Item 1.01

(2)	N/A
(3)	N/A
(4)	N/A
(5)	N/A

2.  The biographies of each of the new directors listed above in 5.02(d)(1) are as follows:

David Michael Holbrook – Director, President & Chief Executive Officer

Mr. Holbrook lives in Oklahoma City, Ok. He graduated from Central State University, Edmond,
Oklahoma, with a Bachelor of Science degree in Business. He has served in several positions both within large Corporations and small companies as officer and director, and as a consultant. He started with Borg Warner immediately after college graduation, specializing in technical assistance within the oil and gas industry in the stimulation and cementing of oil and gas wells and maximizing production.    He worked in various capacities, including operations and sales management positions within the company until 1976, when he began independent consulting work for several companies.  His consulting company expanded into the evaluation of business investments and opportunities in addition to Oil and Gas.

During the 1980's and early 90's he owned and operated two mining operations including a floatation mill that processed 3000 tons per day.

During the 1990's thru 2003, Mr. Holbrook evaluated several opportunities within the Russian Republic’s involving oil and gas along with refinery and shipping ventures.  He also spent several months in Africa in the Gold Coast Countries and helped in the beginning of an airline and seafood business, and the installation of two refineries.  He has been in charge of the start-up of three USDA Food Processing Plants, and was responsible for the national sales marketing development of all three.

Since 2004, he has been assisting on the creation and development of major opportunities in the South Pacific, concentrating on Bougainville, Solomon Islands, and in PNG.

Tyler Holbrook – Director

Tyler Holbrook has over 10 years of executive experience at organizations ranging from 5 people to tens of thousands.  He is a dedicated leader with a proven track record in both strategy and execution.  A strong foundation in business, technology, and operations allows Holbrook to evaluate and develop strategies and solutions from a wide range of options.  He received a Bachelor’s Degree in Management Information Systems from the University of Central Oklahoma, College of Business.

Holbrook is versed at scaling businesses intelligently.  He has profitably grown small teams in single locations to large teams across 4 continents via organic and inorganic growth.  He has developed and implemented global technical infrastructure and operations to support millions of users around the world at both private and public companies.

David R. Frank – Director and Secretary and CFO

Mr. Frank lives in the Austin, Texas area and has provided solutions to the banking industry for over 25 years.  He is presently Co-Founder and Managing Director of Correspondent Accounts with BancLeasing LLC in Austin, Texas.  He also consults with BancAssets, LLC  which provides Fortune 1000 company credits to be participated with community and mid-tier banks allowing them to increase their loan portfolios and profitability.  He previously served as Co-Founder and President of Banking Solutions, Inc., Co-Founder and Co-CEO of BancLeasing, Inc. and helped finance and launch FundsXpress, Inc. (acquired by First Data Corp.).  More than 800 banks have licensed the services of these companies since 1993.   Mr. Frank has worked with community and mid-tier banks to secure over $3 Billion in high  quality loans.  He graduated Magna Cum Laude from Texas A&M University with a Bachelor of Science degree in Industrial Distribution  (College of Engineering).

David L. Wolf,  Director

Mr. Wolf received an MBA in Taxation and a BBA in Accounting from Bernard M. Baruch College of CUNY.  He began his career as a Tax Accountant with Laventhal & Howath.  From 1978-1984, Mr. Wolf was the Owner/Operator of Yama Maritime, operating 8 cargo vessels ranging in size from 14000 to 24000 DWT.   From 1984-1998 he was with Edward S. Gordon Company, Inc. as Executive Managing Director/Property Management/Operations.    Profit and loss responsibility for 25 million square feet of commercial space in 50 buildings in the New York metropolitan area.  Directed a department of over 150 employees, consisting of both Senior Property Managers, Property Controllers, financial executives, and administrative staff.  Reported to President/CEO.

Since 1999, Mr. Wolf represents David L. Wolf Consulting, Inc. which was established to provide project management and consulting services providing end to end Real Estate Consulting and construction services to both owner and tenant.

Item 5.03                               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	(1) January 27, 2014.

(2)   Articles of Conversion were filed with the Nevada Secretary of State on January 27, 2014, pursuant to which the State of Incorporation of the Company was converted from Wyoming to Nevada.  Concurrently therewith, new Articles of Incorporation for the Company were filed with the State of Nevada.

Item 5.07                               Submission of Matters to a Vote of Security Holders.

The approval of this transaction was not submitted to a vote of security holders of the Company.  The transaction was approved by the written consent of a majority of the outstanding shares of the Company common stock.  The Company will file an Information Statement under rule 14c-2 under the Securities Exchange Act of 1934, as amended.

Item 9.01                               Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3(i).1	Articles of Conversion filed on January 27, 2014

3(i).2	Articles of Incorporation of the Company filed January 27, 2014

3(i).3	Form of Certificate of Designation, Preference and Rights of Preferred Stock.

10.1	Securities Exchange Agreement dated as of February 3, 2014 (“SEA”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL RESOURCES

Dated: February 19, 2014	By:	/s/ Michael Holbrook
Michael Holbrook
President & CEO